UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        January 27, 2005

Intrado Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 27, 2005, we issued a press release announcing preliminary results for the quarter and year ended December 31, 2005.  The full text of the press release is attached as Exhibit 20.1 to this report.  The information contained in the website cited in the press release is not a part of this report.

The information contained in Item 2.02 of this report and Exhibit 20.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 2.06  Material Impairments.

As part of the company’s year-end audit process, the company reviewed the carrying value of certain of its assets. On January 27, 2005, Intrado’s management and Audit Committee concluded that it is necessary to record an impairment charge on two of Intrado’s assets: its investment in bmd wireless AG and its Palladium (call-handling) product line. The impairments will be recorded as of December 31, 2004.

bmd wireless AG. Intrado continues to believe that bmd has an attractive product set, but has recently refined its sales and marketing strategy. As a result, Intrado expects a longer-term path to market penetration than originally anticipated. In light of these factors, the company sought an independent valuation of the bmd assets, most notably the carrying value of the goodwill. As a result of this analysis, and in accordance with GAAP, the company expects to record a non-cash impairment charge in the range of $9 million to $13 million, or $0.50 to $0.72 per share. Intrado will specify the amount of the bmd impairment charge on February 3, 2005, after Intrado’s management and the Audit Committee have completed their quarterly review activities. No portion of the impairment charge will result in future cash expenditures.

Palladium (Call-Handling) Product Line.  In addition, Intrado will record an impairment charge of approximately $320,000 for the write-down of assets related to Palladium, its call–handling product line. No portion of the impairment charge will result in future cash expenditures. The non-cash impairment charge will reduce earnings per share for the quarter and year ended December 31, 2004 by approximately $0.02 per share. The write-down of assets related to Palladium is based upon the uncertainty of sufficient sales volume given the competitive landscape.

Item 9.01  Financial Statements and Exhibits.

Exhibits:

Exhibit Number	Description

20.1	Press Release Issued by Intrado Inc. on January 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: January 27, 2005	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

20.1	Press Release Issued by Intrado Inc. on January 27, 2005.